                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant                                 [x]
Filed by a Party other than the Registrant              [ ]
Check the appropriate box:                     [ ]      Preliminary Proxy Statement
                                               [ ]      Confidential, for Use of the Commission only (as
                                                        permitted by Rule 14a-6(e)(2))
                                               [x]      Definitive Proxy Statement
                                               [ ]      Definitive Additional Materials
                                               [ ]      Soliciting Material Pursuant to sec. 240.14a-11(c)
                                                        or sec. 240.14a-12

                               F.N.B. CORPORATION
             -----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                               F.N.B. CORPORATION
             -----------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

       [x]      No fee required.
       [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
                0-11
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11:
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [ ]      Fee paid previously with preliminary materials
       [ ]      Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing:
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

                        [F.N.B. Corporation Letterhead]


                                                                  March 20, 1998



Dear Shareholder:

         It is a pleasure to invite you to attend the Annual Meeting of Shareholders of F.N.B. Corporation. The meeting will be held at the F.N.B. Data and Accounting Center, located at the corner of South Keel Ridge Road and East State Street, Hermitage, Pennsylvania, on Wednesday, April 29, 1998, at 4:00 p.m.

         At the meeting, you will be asked to consider and vote upon the election of five directors.

         Your vote is important regardless of how many shares of stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each. Please sign and return each card since they represent a separate number of votes. Postage paid envelopes are provided for your convenience.

         You are cordially invited to attend the Annual Meeting. Regardless of whether you plan to attend, please date and return the enclosed proxy card(s) as soon as possible. This will not prevent you from voting at the meeting, but will assure that your vote is counted if you are unable to attend.

         As always, the directors, management and staff thank you for your continued support and interest in F.N.B. Corporation.


                                          Sincerely,


                                          /s/ PETER MORTENSEN
                                          ---------------------------------
                                          Peter Mortensen
                                          Chairman and Chief Executive Officer

                               F.N.B. CORPORATION

   ---------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   ---------------------------------------------------------------------------


         Notice is hereby given that the Annual Meeting of the Shareholders of F.N.B. Corporation (the "Corporation") will be held at the F.N.B. Data and Accounting Center, located at the corner of South Keel Ridge Road and East State Street, Hermitage, Pennsylvania, on Wednesday, April 29, 1998, at 4:00 p.m. Eastern Daylight Time, for the following purposes:

         1.    To elect five (5) directors of the Corporation;

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         As of the date of this Notice, the Board of Directors of the Corporation does not know of any other business to be transacted at the Annual Meeting.

         Only the holders of Common Stock and Series A Preferred Stock of the Corporation of record on the books of the Corporation at the close of business on March 2, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         Enclosed with this Notice are a Proxy Statement and form of proxy. All shareholders, whether or not they expect to be present at the meeting, are requested to date and sign the proxy and to return it in the enclosed self-addressed envelope. Prompt compliance with this request will be appreciated. Shareholders who attend the meeting may, if they wish, vote in person even if they have mailed their proxies.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         David B. Mogle, Secretary

March 20, 1998

                                                                  March 20, 1998



                               F.N.B. CORPORATION
                              ONE F.N.B. BOULEVARD
                       HERMITAGE, PENNSYLVANIA 16148-3389

                                 PROXY STATEMENT

         The accompanying proxy is being solicited by F.N.B. Corporation (the "Corporation") in connection with the Annual Meeting of Shareholders to be held on April 29, 1998 pursuant to the preceding Notice of Annual Meeting. The approximate date on which this proxy statement and the accompanying form of proxy are first being sent to shareholders of the Corporation is March 20, 1998. If the proxy is executed and returned, it may nevertheless be revoked by written notice to the Secretary of the Corporation at any time prior to the voting thereof or in open meeting, or by voting in person at the Annual Meeting. Unless the proxy is revoked or contains other instructions, the shares represented thereby will be voted at the meeting in favor of the election of the persons named below as directors.

         The Board of Directors has fixed March 2, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, the Corporation had outstanding 15,250,360 shares of Common Stock, 21,118 shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") and 264,870 shares of Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"). The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting. Holders of Common Stock are entitled to one vote for each share held and holders of Series A Preferred Stock are entitled to 5.4 votes for each share held. Holders of Series B Preferred Stock have no voting rights with respect to their shares of Series B Preferred Stock.

                              ELECTION OF DIRECTORS

         The Bylaws of the Corporation provide that the Board of Directors shall consist of not fewer than 5 nor more than 25 persons, the exact number to be determined from time to time by the Board. The number of directors has been fixed at 22 by the Board of Directors. Proxies will not be voted for a greater number of persons than the number of nominees set forth below. Directors are elected by a plurality of the votes actually cast at the meeting. Abstentions and shares held in "street" name that are not cast at the meeting are not counted. Neither the holders of Common Stock nor the holders of Series A Preferred Stock have cumulative voting rights in the election of directors.

         The Bylaws of the Corporation also provide for classification of the directors with respect to the time for which they shall severally hold office. The Board is divided into four classes with the term of office of the directors of each class to expire at the fourth annual meeting after their election. At each succeeding annual meeting of shareholders, successors to the directors of the class whose term expires are elected. Each director shall hold office for the term for which he/she is elected and thereafter until his/her successor is duly elected and qualified or until his/her earlier death, resignation or removal.

         Edward J. Mace, Peter Mortensen, Robert S. Moss, William A. Quinn, and Gary L. Tice, all of whom have expressed their willingness to serve, have been nominated for election as directors of the Corporation to hold office for the term described and until their successors are elected and have qualified. All of the nominees are presently Directors of the Corporation. In the event one or more of such persons is unable or unwilling to serve as a director for any reason (and the Corporation knows of no such reason), the persons named in the enclosed proxy will vote for the other nominees named and such substituted nominees as may be nominated by the Board of Directors. Additionally, Mr. Thomas
C. Elliott, whose term expires this year, is retiring from the Board of Directors after seven years of service in accordance with the Board's retirement policy. Mr. John R. Perkins has resigned from the Board of Directors after 14 years of service but will continue as Director of Metropolitan National Bank, a subsidiary, and Chairman Emeritus of Metropolitan National Bank.


             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         Information concerning directors and executive officers is set forth below. The principal occupation of each director and executive officer as of the date hereof and for the past five years is included in the table. The information concerning beneficial ownership of Common Stock and Series B Preferred Stock is based upon information received as of March 2, 1998. No director or executive officer of the Corporation is the beneficial owner of any shares of Series A Preferred Stock.



                                                                                                             Amount and
                                                                                Amount and                   Nature of
                                                                                Nature of                    Beneficial
                                                                Expiration      Beneficial                   Ownership
                                                                of Term of     Ownership of      Percent     of Series B   Percent
                Name and                          Director      Office as      Common Stock        of        Preferred        of
          Principal Occupation           Age       Since       Director (a)       (b)(c)         Class (d)   Stock (e)     Class (d)
------------------------------------------------------------------------------------------------------------------------------------
PETER MORTENSEN                          62        1974           1998          121,720(f)                       981
Chairman & Chief Executive Officer
of the Corporation since 1988; and
Chairman of First National Bank of
Pennsylvania ("FNBPA"), a
subsidiary

STEPHEN J. GURGOVITS                     54        1981           2000           58,423(f)(g)                      0
Vice Chairman of the Corporation
since 1998; Executive Vice President
of the Corporation 1995-1998;
Senior Vice President of the
Corporation 1988-1995; and
President & Chief Executive Officer
of FNBPA

GARY L. TICE                             50        1997           1998           80,818(h)                         0
President & Chief Operating Officer
of the Corporation since 1998;
Executive Vice President & Chief
Operating Officer of the Corporation
1997-1998; and Chairman & Chief
Executive Officer of Southwest
Banks, Inc., a subsidiary since 1997

W. RICHARD BLACKWOOD                     56        1985           2000           97,766                        8,100        3.0
President, Harry Blackwood Inc.
(insurance and real estate)

WILLIAM B. CAMPBELL                      59        1975           2000           78,239(i)(j)                      0
Retired Business Executive

CHARLES T. CRICKS                        48        1994           2001           48,925(k)                         0
Executive Vice President and Chief
Operating Officer, Health Care
Solutions, Inc.



                                                                                                         Amount and
                                                                            Amount and                   Nature of
                                                                            Nature of                    Beneficial
                                                             Expiration     Beneficial                   Ownership
                                                             of Term of    Ownership of      Percent    of Series B        Percent
                Name and                       Director      Office as     Common Stock         of       Preferred           of
          Principal Occupation         Age       Since      Director (a)      (b)(c)        Class (d)    Stock (e)        Class (d)
-----------------------------------------------------------------------------------------------------------------------------------
HENRY M. EKKER, ESQ.                   59        1994           2001           11,155                        0
Attorney at Law, Partner of Ekker,
Kuster & McConnell

THOMAS C. ELLIOTT                      74        1991           1998           18,980                        0
President & Treasurer, Elliott Bros.
Steel Co. (steel processor)

THOMAS W. HODGE                        72        1975           2001           31,761(i)                     0
Retired Business Executive

JAMES S. LINDSAY                       49        1997           2001          103,771(l)                     0
Managing Partner, Dor-J's
Partnership; Licensed Real Estate
Broker, The Lindsay Company

PAUL P. LYNCH                          46        1991           2001           95,934(m)                   200
Attorney at Law; President & Chief
Executive Officer, Lynch Brothers
Investments, Inc. (real estate)

EDWARD J. MACE                         41        1997           1998           75,600(n)                     0
Edward J. Mace, Certified Public
Accountant; Chief Operating
Officer, Ribek Corporation

ROBERT S. MOSS                         60        1994           1998           11,099                        0
Chairman, Associated Contractors of
Conneaut Lake, Inc. (a general
contractor)

RICHARD C. MYERS                       69        1997           2000           70,267                        0
Retired Business Executive

WILLIAM A. QUINN                       69        1974           1998            3,347                        0
Retired Vice President of the
Corporation; and Retired Executive
Vice President & Cashier of FNBPA

GEORGE A. SEEDS                        67        1992           2000            6,491                       0
Retired Business Executive

WILLIAM J. STRIMBU                     37        1995           1999           40,419(o)                    0
President, Nick Strimbu, Inc.
(common carrier)

ARCHIE O. WALLACE, ESQ.                63        1992           1999           17,858                       0
Attorney at Law, Partner of Rowley,
Wallace, Keck, Karson & St. John


                                                                                                       Amount and
                                                                            Amount and                 Nature of
                                                                            Nature of                  Beneficial
                                                           Expiration       Beneficial                 Ownership
                                                           of Term of      Ownership of     Percent   of Series B        Percent
                Name and                     Director      Office as       Common Stock        of      Preferred           of
          Principal Occupation       Age       Since      Director (a)        (b)(c)       Class (d)   Stock (e)        Class (d)
-----------------------------------------------------------------------------------------------------------------------------------
JOSEPH M. WALTON                     71        1975           1999              21,110                   650
Chairman & Chief Executive
Officer, Jamestown Paint Co.
(manufacturer of paint and varnish)

JAMES T. WELLER                      67        1975           1999              29,629                     0
Chairman, Liberty Steel Products,
Inc. (steel processor)

ERIC J. WERNER, ESQ.                 35        1995           1999                 115                     0
Chief Administrative Officer,
General Counsel & Secretary,
Werner Co. (manufacturer of
climbing products and aluminum
extrusions)

R. BENJAMIN WILEY                    53        1997           1999               1,464                     0
Chief Executive Officer, Greater
Erie Community Action Committee

DONNA C. WINNER                      51        1994           2000             288,937           1.9       0
Co-Owner, The Radisson Shenango,
Tara - A Country Inn,
The Winner (clothing store),
Tiffany's (banquet center)

WILLIAM J. RUNDORFF                  49         N/A            N/A              26,252(f)                  0
Executive Vice President of the
Corporation since 1995, Vice
President of the Corporation 1991-
1995; and Vice President of FNBPA
since 1991

JOHN D. WATERS                       51         N/A            N/A              13,112(f)                  0
Vice President & Chief Financial
Officer of the Corporation; and
Senior Vice President & Chief
Financial Officer of FNBPA since
1994; Executive Vice President &
Chief Financial Officer, WSFS
Financial Corporation 1988-1993
===================================================================================================================================


     All directors, director nominees and executive officers as a group (25 persons), as the beneficial owners of 1,170,273 shares of the outstanding Common Stock, owned 7.7% of the Common Stock of the Corporation as of March 2, 1998 and controlled 7.6% of the outstanding voting power of the Corporation's issued and outstanding stock.

     (a) The term of office for directors expires at the annual meeting to be held during the year shown.

(b) Includes (1) the following shares which the officer or director has the right to acquire within sixty days upon exercise of stock options and/or warrants: Mr. Mortensen, 40,446 shares; Mr. Gurgovits, 31,678 shares; Mr. Tice, 28,182 shares; Mr. Rundorff, 22,616 shares; Mr. Waters, 7,923 shares; Mr. Lindsay, 9,582 shares; Mr. Mace, 1,369 shares; and Mr. Myers, 10,038 shares; and (2) shares which the officer or director has the right to acquire by conversion of shares of Series B Preferred Stock. Shares of Series B Preferred Stock are convertible into shares of Common Stock at the ratio of 2.1476 shares of Common Stock per share of Series B Preferred Stock.

(c) Except as otherwise indicated, each director possesses sole voting power and sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include the following shares held of record by the director's spouse or children, or held in trust, and as to which each director disclaims beneficial ownership: Mr. Mortensen, 267 shares; Mr. Hodge, 2,194 shares; Mr. Lindsay, 7,773 shares; Mr. Walton, 5,920 shares; and Mr. Weller, 38,836 shares.

(d)  Unless otherwise indicated, represents less than 1% of the class.

(e) Except as otherwise indicated, each director possesses sole investment power as to all shares listed opposite his or her name or shares these powers with his or her spouse or a wholly owned company. This does not include 650 shares held of record by Mr. Walton's wife and as to which Mr. Walton disclaims beneficial ownership.

(f) Does not include shares awarded as an employer matching contribution as a part of the Corporation's 401(k) Plan.

(g) Includes 3,964 shares owned by Mr. Gurgovits' wife as a participant in her employer's profit sharing program; and 47 shares held by Mr. Gurgovits as trustee for his daughter.

(h) Includes 1,478 shares jointly owned by Mr. Tice and his two children; 3,829 shares jointly owned by Mr. Tice and his mother; 454 shares owned by Mr. Tice's wife; 160 shares owned by Mr. Tice's son; 100 shares owned by Mr. Tice's daughter; and 4,118 shares held by the Southwest Banks, Inc. and Affiliates Salary Savings KSOP for Mr. Tice who has voting power over these shares.

(i) Includes 9,760 shares held in irrevocable trusts by the Trust Department of FNBPA. A committee which includes Messrs. Campbell and Hodge holds sole voting power over the shares, while the Trust Department possesses sole investment power over such shares.

(j)  Includes 1,545 shares owned by Mr. Campbell's wife.

(k) Includes 3,727 shares held by Mr. Cricks as co-trustee for his children and 7,336 shares held by Mr. Cricks as co-trustee for his mother.

(l) Includes 10,052 shares held by Mr. Lindsay as custodian for his three children; 70,368 shares owned by Dor-J's Partnership, of which Mr. Lindsay is the managing partner; and 1,102 shares held by Mr. Lindsay as trustee for his mother.

(m) Includes 33,211 shares owned by Mr. Lynch's wife; 910 shares owned by Mr. Lynch as custodian for his daughters; 754 shares owned by Mr. Lynch's wife as custodian for his daughters; and 605 shares owned by Mr. Lynch's mother as custodian for his daughter.

(n) Includes 341 shares held by Mr. Mace as custodian for his three children; 4,523 shares held by Mr. Mace as trustee for certain unrelated beneficiaries; 20,129 shares held by the Ribek Corporation Defined Contribution Pension Trust of which Mr. Mace is a Trustee; and 40,260 shares owned by Ribek Corporation of which Mr. Mace is Chief Operating Officer.

(o) Excludes 18,737 shares held by Nick Strimbu, Inc. Salaried Employees Profit Sharing Plan of which Mr. Strimbu is a participant.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Upon review of Forms 3, 4 and 5 furnished to the Corporation during or with respect to its most recent fiscal year, the Corporation has determined that no officer, director or 10 percent shareholder of the Corporation failed to timely file or failed to file a report during 1997 as required by Section 16(a) of the Securities Exchange Act of 1934, except that Messrs. Lindsay and Moss inadvertently failed to disclose certain shares beneficially owned on their Forms 3 and 4, respectively, and Mr. Myers inadvertently failed to report a gift of shares on a timely basis.

Directors' Fees

         During 1997, each non-employee director was paid an annual retainer of $6,000, $1,000 for each quarterly Board meeting attended in January and April, and $1,200 for each quarterly Board meeting attended in July and October. Non-employee directors who serve on committees were compensated for their attendance at various committee meetings of the Corporation and its subsidiaries at rates ranging from $150 to $500 per meeting attended. In addition, Messrs. Mortensen and Tice are compensated for attendance at certain board and committee meetings of the Florida affiliates. Mr. Campbell, Chairman of the Building Committee, was paid a special one-time director fee of $50,000 for his significant commitment related to the successful completion of the new headquarters building and several other branch construction projects under his direct responsibility.

         Each director of the Corporation may elect to receive shares of common stock in lieu of cash as their compensation for attendance at regular and committee meetings of the Board of Directors of the Corporation pursuant to the F.N.B. Corporation Directors' Compensation Plan (the "Plan"). The number of shares of common stock to be issued shall equal the number of shares of common stock that may be purchased with (or having a market value equal to) the amount of cash otherwise payable to such Director by the Corporation for attendance at such meetings. During 1997, all Directors elected to receive all or some portion of their fees in stock.

         A director may elect to defer receipt of all of his annual fees payable under the Plan in shares for the period beginning on January 1 of the following year and continuing until the Corporation receives written notice from the Director terminating such deferral. Additionally, Messrs. Mortensen, Gurgovits and Tice have elected to participate in this plan by having an amount equal to the director fees paid to non-employee directors deferred from their base salaries.

Business Relationships and Related Transactions

         Certain directors and executive officers of the Corporation and its subsidiaries and their associates were customers of, and had loans outstanding from, the Corporation's subsidiaries in the ordinary course of business during 1997. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Corporation's subsidiaries and did not involve more than the normal risk of collectability.

         During 1997, an F.N.B. subsidiary leased, at fair market value, two branch office facilities from a partnership of which Mr. Edward J. Mace, a director, is a 25.4% general partner. The aggregate value of the leases was $250,060.

Board and Committee Meetings

         During 1997, the Board of Directors of the Corporation held four meetings. All directors except for Messrs. Werner and Wiley attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve.

         The Board of Directors has an Audit Committee consisting of Messrs. Hodge, Lynch, Mace, Moss, Quinn and Werner. Duties of the Audit Committee include engaging independent auditors, reviewing with the independent auditors the planning and results of the auditing engagement, reviewing the activities and recommendations of the Corporation's internal auditors and reviewing the adequacy of internal accounting controls. The Audit Committee met four times during 1997.

         The Board of Directors has a Compensation Committee which includes Messrs. Blackwood, Cricks, Lindsay, Seeds and Weller. Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, serves as an ex officio member of the Corporation's Compensation Committee, but does not participate or vote in any deliberations or decision making involving his own compensation. During 1997, the Compensation Committee met five times. Duties of the Compensation Committee include reviewing the performance of and establishing compensation for the officers of F.N.B. Corporation and affiliate chief executive officers; reviewing and approving the compensation of affiliate senior officers as proposed by affiliate boards of directors; and reviewing compensation and benefit matters that have corporate-wide significance. The Compensation Committee also administers the various Stock Option Plans, the Restricted Stock and Incentive Bonus Plan and the Directors' Compensation Plan.

         The Board of Directors has a Nominating Committee consisting of Messrs. Campbell, Elliott, Perkins, Quinn, Seeds and Walton. During 1997, the Nominating Committee met three times. The Nominating Committee is responsible for selecting and recommending to the Board of Directors nominees for election as director. The Nominating Committee will consider nominees recommended by shareholders of the Corporation. Such recommendations must be made in writing, include a statement of the nominee's qualifications, and be addressed to the Nominating Committee at the address of the Corporation. Shareholders may also nominate persons for election as directors in accordance with the procedures set forth in the Corporation's Bylaws. Written notification of such nomination, containing the required information, must be mailed or delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the Annual Meeting.


              EXECUTIVE COMPENSATION, BENEFITS AND RELATED MATTERS

                        REPORT OF COMPENSATION COMMITTEE

To Our Shareholders:

Responsibilities and Composition of the Compensation Committee

         The Compensation Committee ("Committee") establishes compensation programs for executive officers of the Corporation and its affiliates that attract, retain, motivate and appropriately reward individuals who are responsible for the Corporation's short- and long-term profitability, growth and return to shareholders; oversees and administers the Corporation's executive compensation programs; and determines the compensation of the Corporation's executive officers. The Committee is comprised entirely of directors who are not officers of the Corporation or its affiliates. Although Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, served as an ex officio member of the Committee, he did not participate in any deliberations or decision making involving his own compensation.

Compensation Philosophy and Objectives

         The central objective of the compensation philosophy of the Corporation is to provide fair and reasonable compensation to all employees, including its executive officers. The Committee maintains that the compensation of the Corporation's executive officers should be determined in accordance with a performance-based framework that enhances shareholder value by integrating the overall financial condition and results, individual contribution, and business unit performance. Within this philosophy, the Committee's specific objectives are to: (i) provide annual compensation that takes into account the Corporation's performance relative to its financial goals and objectives and the performance of functions and business units under the executive's management and performance against assigned individual goals; (ii) offer a total compensation program that takes into account the compensation practices and financial performance of financial institutions of comparable asset size and complexity for comparable positions based upon an evaluation of the responsibilities of the executive's position and attendant skills and experience; (iii) align the financial interests of the executive officers with those of shareholders by providing significant equity-based long-term incentives; and (iv) target compensation levels for executive officers based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions and comparative compensation of similarly positioned executives of peer financial institutions.

Compensation Components and Process

         The major components of the Corporation's executive officer compensation are: (i) base salary, (ii) annual incentive awards and (iii) long-term incentive awards (typically in the form of stock options or restricted stock).

         The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. However, the Committee emphasizes that in determining executive officer compensation levels, particular attention is placed on tying a significant portion of executive compensation to the success of the executive officer and the Corporation in meeting predetermined performance goals. In making compensation decisions, the Committee relies upon the work performed by its independent compensation consultant, Strategic Compensation Planning, Inc. The independent compensation consultant reviewed market data, financial performance, stock performance and other related performance criteria to determine relevant compensation practices of various peer groups. The peer groups developed by the independent compensation consultant consisted of national, regional and other specially selected groupings of bank holding companies of similar asset size. The peer information provides guidance to the Committee, but the Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of the peer group results.

         In general, the Committee continues to adjust the mix of base salary, annual incentive awards and long-term incentives. Specifically, the Committee's focus is to increase the emphasis on the amount of executive compensation that is at risk. Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account peer group compensation practices. Executive officers received annual cash incentive awards under the Corporation's Restricted Stock and Incentive Bonus Plan in accordance with the target payout percentages established by the Committee for 1997.

Long-Term Incentive Awards

         The stock-based awards (stock option awards and restricted stock grants) are generally granted to executive officers on an annual basis. It has been the practice of the Committee to grant stock options and restricted stock to both executive officers and other members of senior management. The stock option awards cannot be issued with an exercise price below the market price of the Corporation's common stock at the time of the award and the exercise price cannot be changed after the award is issued, except to accommodate any dividends, stock splits or conversions which would affect all shareholders. In determining the size of each executive officer's stock option award or restricted stock grant, the Committee considers the results of the peer group review performed by the independent compensation consultants.

         The Committee has historically granted stock options as a means of providing long-term incentives to employees, rather than as a reward for past performance. All stock options granted by the Corporation under various Stock Option Plans "vest" incrementally over a five-year period based on the optionee's continued employment by the Corporation or one of its principal subsidiaries. The Committee therefore based its 1997 decisions with regard to the stock options granted to its executive officers primarily upon the total number of options available for grant and the officer's position, with adjustments for individual performance where appropriate.

         The Committee also granted restricted stock in 1997 to certain executive and other senior officers under the Corporation's Restricted Stock and Incentive Bonus Plan. The restricted stock grants are to reward individuals who made a particularly important contribution to the Corporation in 1996. These grants are also a key component of the Committee's long-term incentive compensation policy because restricted stock granted under this plan only "vests" incrementally over a five-year period based on the recipient's continued employment by the Corporation or one of its principal subsidiaries.

         In consideration for the successful implementation of the Corporation's Florida growth strategy, the independent compensation consultant recommended that the Committee consider special cash awards for those individuals who contributed to the development and implementation of the Corporation's Florida growth strategy. The Committee adopted the independent compensation consultant's recommendation.

Chief Executive Officer Compensation

         In evaluating the compensation of Mr. Peter Mortensen for services rendered in 1997, as Chairman of the Board as well as Chief Executive Officer of the Corporation, the Committee examined both quantitative and qualitative factors.

         In looking at quantitative factors, the Committee reviewed the Corporation's 1997 financial results as compared with those of peer groups and with the Corporation's financial results for 1996. The Committee reviewed the Corporation's record net earnings of $33.1 million for 1997, an increase of 67% from 1996; a 70% increase in the Corporation's common stock price from year-end 1996; and other quantitative factors. The Committee did not apply any specific quantitative formula which would assign weights to these performance measures or establish numerical targets for any given factor.

         In addition to the above quantitative accomplishments, the Committee considered the following accomplishments that are qualitative in nature. The Committee recognized Mr. Mortensen's continued leadership in positioning the Corporation strategically as demonstrated by the Corporation's continued expansion into the Florida banking market. The Committee also recognized his leadership in relation to the placement of greater emphasis on the appropriate allocation of the Corporation's capital for the purpose of providing greater return to shareholders. Further, the Committee acknowledged Mr. Mortensen's continued leadership in community reinvestment and economic development activities as evidenced by the fact that all of the Corporation's bank subsidiaries received "satisfactory" or better Community Reinvestment Act ("CRA") ratings, with three subsidiaries having received "outstanding" CRA ratings following their most recent examinations.

         The Committee's decisions relating to Mr. Mortensen's compensation were ratified by the Board. Also, consistent with the principles and procedures outlined in this report, the Committee approved the compensation of the Corporation's other executive officers for 1997 and said decisions were ratified by the Board.

                                               Respectfully submitted,


                                               James T. Weller, Chairman
                                               W. Richard Blackwood
                                               Charles T. Cricks
                                               James S. Lindsay
                                               George A. Seeds

Compensation Committee Interlocks and Insider Participation

         Mr. Mortensen, Chairman and Chief Executive Officer of the Corporation, served as an ex officio member of the Corporation's Compensation Committee, but did not participate or vote in any deliberations or decision making involving his own compensation.

         Mr. Mortensen serves on the board of directors of Liberty Steel Products, Inc., a closely held corporation which is wholly owned by Mr. Weller and his family. Mr. Weller, a member of the Corporation's Compensation Committee, is Chairman of Liberty Steel Products, Inc.

Executive Remuneration

         The following table sets forth information regarding remuneration paid by the Corporation and its subsidiaries for the years shown to the Chairman and Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation whose aggregate annual remuneration exceeded $100,000 (the "Named Executive Officers").



                                                        SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Long Term Compensation
                                                                                ---------------------------------------
                             Annual Compensation                                          Awards                Payouts
------------------------------------------------------------------------        ---------------------------------------
          Name and                                               Other        Restricted      Securities       LTIP      All Other
          Principal          Year       Salary     Bonus(1)      Annual          Stock        Underlying      Payouts  Compensation
          Position                       ($)        ($)      Compensation(2)     Award          Options         ($)          ($)
                                                                   ($)            ($)             (#)
-----------------------------------------------------------------------------------------------------------------------------------
Peter Mortensen              1997      378,000     347,800       57,799         266,256         23,542         None     105,083(3,4)
  Chairman and Chief         1996      355,008     101,381       38,016           None          17,640         None      36,446
  Executive Officer          1995      347,004      99,243       26,920           None           9,261         None      35,472

Stephen J. Gurgovits         1997      265,008     201,901                      127,500         13,528         None      38,798(3,4)
  Vice Chairman              1996      255,000      53,139       10,972           None          15,435         None      23,090
                             1995      250,008      78,232       10,529           None           8,102         None      22,256

Gary L. Tice(5)              1997      243,457     183,600       56,330           None            None         None     154,087(3,4)
 President and Chief
 Operating Officer

William J. Rundorff          1997      179,004     134,300                       80,502          7,117         None      15,707(3,4)
Executive Vice President     1996      161,004      39,410                        None          13,230         None      11,203
                             1995      147,012      35,038                        None           6,945         None       9,885
John D. Waters
 Vice President and Chief    1997      155,004     124,300                       10,000         11,493         None       5,670(3)
 Financial Officer           1996      130,008      31,823                       10,000         11,025         None       3,575
                             1995      118,008      16,875                        None           2,045         None           0

===================================================================================================================================


       1 Amount earned by the officer as a cash incentive bonus under the Restricted Stock and Incentive Bonus Plan.


       2 The aggregate amount of payments made to each officer for perquisites or other personal benefits did not exceed 10% of salary and bonus except that in 1997, Mr. Mortensen received country club memberships of $37,554 and Mr. Tice received a car allowance of $14,892, country club memberships of $20,688 and directors' fees of $20,750. Amounts shown for Messrs. Mortensen and Gurgovits for 1996 and 1995 were reimbursements due to increases in the Federal income tax rates.

       3 Includes the following amounts paid or accrued by the Corporation for 1997 under the following programs to Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters, respectively: 401(k) Plan (employer matching contributions), $4,800, $4,800, $13,750, $4,800 and $4,800; Basic
         Retirement Plan (employer matching contributions relating to 401(k)
         Plan), $44,847, $23,244, $0, $7,191 and $870; Supplemental Disability,
         $8,357, $5,052, $7,975, $0 and $0.


       4 Includes the following amounts which represent the present value of imputed interest on the Corporation's portion of split dollar life insurance premiums paid during 1997: Mr. Mortensen, $47,078; Mr. Gurgovits, $5,702; Mr. Tice, $132,362; and Mr. Rundorff, $3,716. These premiums will be returned to the Corporation upon the earlier of either the death of the covered employee or termination of the policy.

       5 Mr. Tice became an executive officer in January 1997 as a result of the affiliation with Southwest Banks, Inc.

Deferred Compensation

       In addition to the Basic Retirement Plan (more fully described below), the Board of Directors of FNBPA has established a Deferred Compensation Plan (the "Compensation Plan") for Messrs. Mortensen and Gurgovits which commenced January 1, 1986. The Compensation Plan provides for payments of annual benefits of $102,000 for Mr. Mortensen and $25,000 for Mr. Gurgovits for a period of ten years commencing upon the occurrence of: (a) retirement from FNBPA; (b) complete and total disability; or (c) the death of the participant in the event such death occurs prior to retirement. Of these amounts, $62,000 and $25,000, respectively, will be paid pursuant to Deferred Compensation Agreements. The remaining amount for Mr. Mortensen is to be provided by an annuity generated by the excess cash surrender value of a split dollar life insurance policy. During 1997, it was determined that the cash surrender value of the split dollar life insurance policy may fall short of the expected level at Mr. Mortensen's retirement. Accordingly, during 1997, FNBPA accrued an additional $38,448 to cover the estimated shortfall.

Stock Options

       The following tables show certain information relating to stock options granted during the last fiscal year and aggregated stock options for the named executive officers and all unexercised options held by such officers as of December 31, 1997.



                                                   OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Potential Realizable Value at
                                                                                                     Assumed Annual Rates of
                                                                                                     Stock Price Appreciation
                                      Individual Grants(1)                                              for Option Term(3)
----------------------------------------------------------------------------------------------------------------------------------
                             Securities               % of Total          Exercise
                             Underlying           Options Granted to      or Base
                          Options Granted(2)         Employees in          Price         Expiration
        Name                     (#)                  Fiscal Year          ($/Sh)           Date        5% ($)         10% ($)
        ----              ----------------        ------------------      --------       ----------    -------        --------
Mr. Mortensen                  23,542                    16.7               22.62         01/26/07     334,899         848,700
Mr. Gurgovits                  13,528                     9.6               22.62         01/26/07     192,444         487,691
Mr. Tice                            0                     n/a                n/a            n/a          n/a             n/a
Mr. Rundorff                    7,117                     5.0               22.62         01/26/07     101,244         256,571
Mr. Waters                     11,493                     8.1               22.62         01/26/07     163,495         414,328
==================================================================================================================================

       1 Adjusted for a 5% stock dividend declared on April 23, 1997.

       2 Options were granted on January 26, 1997 and are 20% vested on each of the first through fifth anniversaries of the grant date.

       3 In order for the gains to be realized over the ten-year term of the option, the stock price at the end of the period would be $36.85 and $58.67, respectively, reflecting increases in the overall market price of each share of Common Stock of the Corporation by approximately 63% and 159%, respectively.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND FISCAL YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities Underlying         Value of Unexercised
                                                                         Unexercised                 In-The-Money Options at
                                                                     Options at 12/31/97                  12/31/97($)(1)
                                                              ---------------------------------------------------------------------
                                                 Value
                         Shares Acquired       Realized
        Name                on Exercise           ($)          Exercisable        Unexercisable    Exercisable       Unexercisable
        ----             ---------------       --------        -----------        -------------    -----------       -------------
Mr. Mortensen                    0                 0             25,370              47,659          682,193            881,937
Mr. Gurgovits                    0                 0             21,774              34,443          583,421            658,362
Mr. Tice                      27,925            703,431          28,434              25,058        1,050,188            919,734
Mr. Rundorff                     0                 0             15,420              24,578          404,431            482,543
Mr. Waters                       0                 0              3,015              21,527           61,299            370,244

==================================================================================================================================

1 Represents the difference between the aggregate market value at December 31, 1997 of the shares subject to the options and the aggregate option price of those shares.

Retirement Benefits

         The following table illustrates the maximum annual benefits payable in 1998 under the life annuity option of the Corporation's pension plan, in which Messrs. Mortensen, Gurgovits, Rundorff and Waters participate, and the Basic Retirement Plan (more fully described below) upon normal retirement at age 62.


                                            ESTIMATED ANNUAL PENSION PAYMENTS
------------------------------------------------------------------------------------------------------------------------
         Average Annual Earnings                                         Years of Service
          for 5 Years Preceding                -------------------------------------------------------------------------
               Retirement
                                                  10                   15                  20              25 or More
------------------------------------------------------------------------------------------------------------------------
                $125,000                        $42,254              $52,105             $61,957             $71,808
                $150,000                        $53,296              $65,300             $77,304             $89,308
                $175,000                        $69,763              $82,111             $94,460            $106,808
                $200,000                        $87,263              $99,611            $111,960            $124,308
                $225,000                       $104,763             $117,111            $129,460            $141,808
                $250,000                       $122,263             $134,611            $146,960            $159,308
                $275,000                       $139,763             $152,111            $164,460            $176,808
                $300,000                       $157,263             $169,611            $181,960            $194,308
                $325,000                       $174,763             $187,111            $199,460            $211,808
                $350,000                       $192,263             $204,611            $216,960            $229,308
                $375,000                       $209,763             $222,111            $234,460            $246,808
                $400,000                       $227,263             $239,611            $251,960            $264,308
                $500,000                       $297,263             $309,611            $321,960            $334,308
=========================================================================================================================

         The retirement benefit for each employee covered by the pension plan is a monthly benefit in the form of a Five Year Certain and Life annuity, equal to 1.2% of Final Average Earnings plus .5% of Final Average Earnings in excess of the employee's Covered Compensation (as defined by Section 401(l)(5)(E) of the Internal Revenue Code) times Years of Service, not to exceed twenty-five (25) years. The Final Average Earnings figure is calculated using the highest sixty (60) consecutive months of earnings of the last 120 months of service as an employee. The benefits listed above are not subject to deduction for Social Security.

       Compensation included for computation of benefits is base salary as indicated in the Summary Compensation Table. As of December 31, 1997, credited years of service under the plan were as follows: Mr. Mortensen, 39 years; Mr. Gurgovits, 36 years; Mr. Rundorff, seven years and Mr. Waters, three years.

Basic Retirement Plan

       The Basic Retirement Plan (the "BRP") is an unfunded plan providing supplemental retirement benefits to those officers of the Corporation and its subsidiaries who are designated by the Board of Directors of the Corporation (the "Board"). The basic benefits under the BRP, payable when a participant retires at or after the normal retirement date under his employer's defined benefit or defined contribution plan ("Primary Qualified Plan"), is a monthly benefit equal to either 50%, 60% or 70% (as determined by the Board) of the participant's highest average monthly cash compensation during any five consecutive calendar years within the last ten calendar years of employment. This amount is reduced by the monthly benefit to which the participant would be entitled under Social Security at normal retirement under the Primary Qualified Plan in which he participates and (to the extent the benefit relates to employer contributions other than matching contributions) under other benefit plans designated by the Board. The benefit also includes credits equal to matching stock contributions which certain participants were prevented from receiving pursuant to the Corporation's 401(k) Plan due to limits imposed by the Internal Revenue Code.

       The BRP contains provisions for reducing the basic benefit described above if the participant retires before his normal retirement age but on or after the early retirement date permitted by the Primary Qualified Plan. The participant's rights to benefits under the BRP vest pursuant to a schedule set forth in the BRP which takes into account years of participation in the BRP and years of credited service under the participant's Primary Qualified Plan. A participant automatically becomes 100% vested if he is employed with the Corporation or a subsidiary on his normal retirement date, if a "change in control" (as defined in the BRP) occurs, or in the event of his death or total and permanent disability. Benefits are forfeited in the event a participant's employment is terminated for cause or if the participant retires before the early retirement date provided in his Primary Qualified Plan.

Employment Agreements

       The Corporation has entered into Employment Agreements (collectively, the "Agreements") with Messrs. Mortensen, Gurgovits, Tice, Rundorff and Waters. Each of the Agreements provide that on December 31 of each year, the term of employment of each executive officer will be automatically extended to December 31 of the third calendar year thereafter (unless the Corporation or the respective executive officer fixes the expiration date of the term of employment in accordance with provisions contained in the Agreements) and that the officer will continue to be employed throughout that term at not less than his current base salary. The term shall not be extended to a date beyond December 31 of the year during which the executive officer reaches age 62, except for Messrs. Mortensen and Tice, which is age 65.

       The Agreements may be terminated voluntarily by the executive officers and upon such event, all obligations of the Corporation shall cease as of the date of termination. The Corporation will be obligated, should it terminate any of the Agreements other than for cause, to pay the executive officer affected for the balance of the term of his Employment Agreement then in effect. Provision is made in the Agreements for termination of their respective obligations to serve the Corporation and for the payment to them of a bonus equal to approximately three times their annual compensation for Mr. Gurgovits, two and a half times for Mr. Tice, and two times for Messrs. Rundorff and Waters, in the event of a sale or other change of control transaction affecting the Corporation.

       In 1996 the Corporation and Mr. Mortensen entered into a Post-Employment Services Agreement which replaces the change in control feature of his current Employment Agreement. Upon cessation of full-time employment under his Employment Agreement, Mr. Mortensen, pursuant to the terms of the Post-Employment Services Agreement, shall be required to make himself available to serve the Corporation as Director and Chairman of the Board and to serve the Corporation and its subsidiaries as an independent consultant with respect to various aspects of their business. Mr. Mortensen shall be entitled to receive compensation for such services.

                            STOCK PERFORMANCE GRAPHS


         The following five-year performance graph compares the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock (|_|) to the Nasdaq Composite Index (+) and the Nasdaq Bank Index (*). This stock performance graph assumes $100 was invested on December 31, 1992, and the cumulative return is measured as of each subsequent fiscal year end.

F.N.B. CORPORATION FIVE-YEAR STOCK PERFORMANCE
TOTAL RETURN, INCLUDING STOCK AND CASH DIVIDENDS


                                 F.N.B. Corporation           Nasdaq Composite            Nasdaq Banks
                                 ------------------           ----------------            ------------
Total Returns ($)        1992          100                          100                        100
                         1993          143.42                       114.8                      114.04
                         1994          153.35                       112.21                     113.63
                         1995          225.33                       158.7                      169.22
                         1996          258.78                       195.19                     223.41
                         1997          454.53                       239.53                     377.44




                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

         The following table sets forth certain information concerning persons known to the Corporation to be the beneficial owner of 5% or more of the outstanding Series A Preferred Stock as of March 2, 1998. The Corporation is not aware of any other person who is the beneficial owner of 5% or more of any other class of the Corporation's voting stock.


                                                            Shares                 Percent of Outstanding Series A
                Name and Address                      Beneficially Owned          Preferred Stock Beneficially Owned
-------------------------------------------------------------------------------------------------------------------------
Cede & Co.                                                  2,436                               11.5
Box 20, Bowling Green Station
New York, NY  10274

Hilton G. Klein & Joan H. Klein                             2,160                               10.2
122 Hilton Drive
New Brighton, PA  15006-3510

I.B.E.W. Local #712 Pension Trust Fund                      2,000                                9.5
217 Sassafras Lane
P. O. Box 248
Beaver, PA  15009-0248

Hanna Jane Boggs                                            1,809                                8.6
7531 Spring Lake Drive C2
Bethesda, MD  20817-6561

Richard Charles Boggs                                       1,809                                8.6
7531 Spring Lake Drive C2
Bethesda, MD  20817-6561
=========================================================================================================================

                    VOTING SHARES HELD IN FIDUCIARY CAPACITY

         The Corporation's affiliate, First National Bank of Pennsylvania (FNBPA), and said affiliate's nominee were as of March 2, 1998 the beneficial owner of 323,263 shares of the Corporation's Common Stock, or 2.1% of the outstanding shares of Common Stock. These shares are held by FNBPA with full voting and/or dispositive power in various fiduciary capacities. FNBPA has or shares voting power as to 262,642 of these shares, or 1.7% of the total shares of Common Stock outstanding, and 1.7% of the total voting power of the Corporation's outstanding Stock. FNBPA will vote the shares over which it has authority as of the record date for the election of the five candidates for director.


                              INDEPENDENT AUDITORS

         The Corporation re-appointed Ernst & Young LLP ("Ernst & Young") as independent auditors for the year ended December 31, 1998. Ernst & Young has served as the Corporation's independent auditors since 1993. Representatives of Ernst & Young are expected to be present at the Annual Meeting, and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions.


                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST TO THE UNDERSIGNED SECRETARY OF THE CORPORATION (AT THE ADDRESS SPECIFIED ON PAGE 1) BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE CORPORATION WILL FURNISH TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF ITS 1997 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO.


                             ADDITIONAL INFORMATION

         The Corporation knows of no other matters which will be presented to shareholders for action at the Annual Meeting. However, if other matters are presented which are proper subjects for action by shareholders, it is the intention of those named in the accompanying proxy to vote such proxy in accordance with their judgment upon such matters.

         Solicitation of proxies will be made by employees of the Corporation, and the cost will be borne by the Corporation. Proxies will be solicited by mail and, in limited instances, by telephone, telegraph and personal interview. The Corporation will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their costs incurred in forwarding such materials.


                              SHAREHOLDER PROPOSALS

         Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Corporation no later than November 19, 1998 for inclusion in the Corporation's proxy statement and form of proxy relating to such meeting.






                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       David B. Mogle, Secretary

-------------------------------------------------------------------------------

                   F.N.B. Corporation * One F.N.B. Boulevard
             * Hermitage, Pennsylvania 16148-3363 * (724) 981-6000